Exhibit 10.3

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT is made as of October 13, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among RYAN DREXLER, an individual (“Subordinated Creditor”), MUSCLEPHARM CORPORATION, a Nevada corporation (“Borrower”), and EMPERY TAX EFFICIENT, LP, as representative on behalf of the buyers party to the Securities Purchase Agreement referred to below (“Senior Creditor”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement among Borrower and each of the buyers party thereto dated as of the date hereof, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Securities Purchase Agreement”; capitalized terms used in this Agreement without definition shall have the meanings ascribed thereto in the Securities Purchase Agreement), (i) Borrower has agreed to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, has agreed to purchase from the Borrower, securities of the Borrower pursuant to the terms and conditions thereof, including the Notes (as defined in the Securities Purchase Agreement) (such Notes as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Notes”) and (ii) the Borrower and each of its present and future subsidiaries have agreed to grant a security interest in and Lien upon, and otherwise pledge, all of its personal property and assets to Senior Creditor to secure the Borrower’s obligations under the Securities Purchase Agreement, the Notes and the other Transaction Documents pursuant to the Security Agreement and the other Security Documents;

WHEREAS, Subordinated Creditor has made loans to Borrower pursuant to (i) that certain Secured Revolving Promissory Note dated as of October 15, 2020 issued by Borrower to Subordinated Creditor in the maximum principal amount of $3,000,000, as amended and restated by that certain Convertible Secured Promissory Note dated as of August 13, 2021 and (ii) that certain Amended and Restated Convertible Secured Promissory Note dated as of August 21, 2020 in the maximum principal amount of $2,735,199 issued by Borrower to Subordinated Creditor, as amended and restated pursuant to that certain Convertible Secured Promissory Note dated as of November 29, 2020 issued by Borrower to Subordinated Creditor in the maximum principal amount of $2,871,967, as amended by that certain Amendment to Convertible Secured Promissory Note dated as of August 13, 2021, (collectively, the obligations of the Borrower with respect to the foregoing, in each case as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Subordinated Notes”, which, in each case, are secured by a security interest and Lien upon all Borrower’s personal property and assets pursuant to that certain Sixth Amended and Restated Security Agreement dated as of November 29, 2020, by and between Subordinated Creditor and Borrower) (as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Subordinated Security Agreement”);

WHEREAS, a condition precedent to the effectiveness of the Securities Purchase Agreement is the execution and delivery of this Agreement by Senior Creditor, Subordinated Creditor and the Borrower; and

WHEREAS, the parties hereto desire to enter into this Agreement for the purposes set forth herein;

NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Senior Creditor, Subordinated Creditor and Borrower hereby agree as follows:

1. Notwithstanding any provision of the Subordinated Notes, the Subordinated Security Agreement, any other instrument, agreement or other document now or hereafter evidencing or securing the payment of the whole or any part of the indebtedness and other obligations incurred thereunder or any instrument, agreement or other document now or hereafter evidencing or securing any other indebtedness or other obligations incurred from time to time by the Borrower or any of its subsidiaries (all of the foregoing, collectively, the “Subordinated Loan Documents”) prohibiting or restricting the following actions, Subordinated Creditor hereby consents to Borrower’s and its subsidiaries’ execution and delivery of, and performance under, the Securities Purchase Agreement, the Notes and the other Transaction Documents, including the incurrence of the Senior Debt (as defined below) by Borrower (and its subsidiaries, as applicable) pursuant to the Transaction Documents, and the grant by Borrower and its subsidiaries of a security interest and lien on all of its personal property and assets to Senior Creditor to secure the Senior Debt.

2. Subordinated Creditor hereby subordinates any Lien Subordinated Creditor may have in the Collateral (as defined in the Security Agreement) to any security interest or lien Senior Creditor may have in the Collateral. Notwithstanding the respective dates of attachment or perfection of the security interest of Subordinated Creditor and the security interest of Senior Creditor, the security interest of Senior Creditor in the Collateral shall at all times be prior to the security interest of Subordinated Creditor in the Collateral until Full Payment (as defined below). The parties hereto agree that the Subordinated Debt shall not be secured other than as expressly provided in the Subordinated Loan Documents on the date hereof.

3. All loans, advances, debts, liabilities, obligations, debit balances, covenants and duties at any time or times owed by Borrower or any of its subsidiaries to Subordinated Creditor or to any Person owned or controlled by Subordinated Creditor under the Subordinated Notes, the Subordinated Security Agreement, the other Subordinated Loan Documents or otherwise (collectively, the “Subordinated Debt”), are subordinated in right of payment to (a) all loans, advances, debts, liabilities, obligations, debit balances, covenants and duties at any time or times owed by Borrower or any of its subsidiaries to Senior Creditor under the Securities Purchase Agreement, the Notes or any other Transaction Document (together with the Securities Purchase Agreement and the Notes, collectively, the “Senior Loan Documents”), whether now or hereafter created, incurred or arising, and whether direct or indirect, absolute or contingent, secured or unsecured, primary or secondary, joint or several, liquidated or unliquidated, due or to become due, now existing or hereafter arising, (b) all loans made or credit extended by Senior Creditor to Borrower or any of its subsidiaries during the pendency of any Insolvency Proceeding (as defined below) of Borrower or any of its subsidiaries, (c) all interest, fees, charges, expenses and attorneys’ fees for which Borrower or any of its subsidiaries is now or hereafter becomes liable to pay to Senior Creditor under the Senior Loan Documents or by law (including all interest, legal fees and other charges that accrue or are incurred in connection with any of the Senior Debt (as defined below) during the pendency of any Insolvency Proceeding of Borrower or any of its subsidiaries, whether or not Senior Creditor is authorized by 11 U.S.C. Section 506 or otherwise to claim or collect any such interest, legal fees or other charges from Borrower or any of its subsidiaries), (d) any renewals, extensions, replacements or refinancings of any of the foregoing and (e) all costs and expenses at any time incurred by Senior Creditor in connection with its enforcement of rights or exercise of remedies under any of the Senior Loan Documents or applicable law or in equity to collect any of the Senior Debt, enforce any lien or security interest of Senior Creditor or otherwise enforce any provisions of any of the Senior Loan Documents, or protect or preserve any of the Collateral or defend any lien or security interest of Senior Creditor therein against the claims of third parties (clauses (a) through (e) above, collectively, the “Senior Debt”). As used herein, “Insolvency Proceeding” means (x) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (y) any general assignment for the benefit of creditors, formal or informal moratorium, composition, marshaling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under the Bankruptcy Code or other applicable law.

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4. Subordinated Creditor will not demand or receive from Borrower or any of its subsidiaries (and neither Borrower nor any of its subsidiaries will pay to Subordinated Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Subordinated Creditor exercise any right or remedy under any Subordinated Loan Document or with respect to any Collateral, or any other right or remedy available at law or equity, nor will Subordinated Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower or any of its subsidiaries, until (a) the Senior Debt has been indefeasibly paid in full in cash, (b) the Transaction Documents have been terminated and (c) no claims, losses or liabilities related to the Senior Debt to which Senior Creditor is entitled to indemnification or reimbursement by Borrower or any of its subsidiaries, whether pending or threatened, remain unresolved (such events described in clauses (a) through (c) above, collectively, “Full Payment”). In furtherance of the foregoing: (r) neither Borrower nor any of its subsidiaries shall, directly or indirectly, make any payment on account of the Subordinated Debt (other than any salary, executive compensation, employee benefits or reimbursement of reasonable expenses, in each case in the ordinary course of business and consistent with past practice, that is owed by Borrower or any of its subsidiaries to Subordinated Creditor in Subordinated Creditor’s capacity as a director, officer or employee of the Borrower); (s) Subordinated Creditor shall not demand, collect or accept from Borrower or any of its subsidiaries, or any other Person, any payment on account of the Subordinated Debt or any part thereof; (t) Subordinated Creditor shall not accelerate the maturity or payment of any of the Subordinated Debt, or assert, collect, enforce or seek to enforce any right or remedy with respect to the Subordinated Debt or any part thereof; (u) Subordinated Creditor, the Borrower and its subsidiaries shall not permit the “Maturity Date” (as defined in the Subordinated Loan Documents) or otherwise permit the maturity of any of the Subordinated Debt to be earlier than the date that is 181 days after the latest “Maturity Date” (as defined in the Notes, as such term may be amended and/or extended from time to time) (the “Outside Maturity Date”), and the Borrower and Subordinated Creditor hereby agree that to the extent any “Maturity Date” (as defined in the Subordinated Loan Documents) occurs on or earlier than the Outside Maturity Date, such “Maturity Date” shall be automatically, and without any further consent or action of any Person, extended to a date that is at least one day after the Outside Maturity Date; (v) Subordinated Creditor shall not exchange, set off, release, convert to equity or otherwise discharge any part of the Subordinated Debt; (w) Subordinated Creditor shall not hereafter give any subordination in respect of the Subordinated Debt or transfer or assign any of the Subordinated Debt to any Person unless the transferee or assignee thereof first agrees in writing with Senior Creditor to be bound by the terms of this Agreement; (x) neither Borrower nor any of its subsidiaries shall hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Debt, and Subordinated Creditor will not receive any such writing, except upon the prior written approval of Senior Creditor or at the request of and in the manner requested by Senior Creditor; (y) Subordinated Creditor shall not commence or join with any other creditor of Borrower or any of its subsidiaries in commencing any Insolvency Proceeding against Borrower or any of its subsidiaries; and (z) neither Subordinated Creditor nor Borrower or any of its subsidiaries otherwise shall take or permit any action prejudicial to or inconsistent with Senior Creditor’s priority position over Subordinated Creditor that is created by this Agreement. Notwithstanding any other provision herein, prior to Full Payment, all accrued and unpaid interest under the Subordinated Loan Documents or in connection with the Subordinated Debt may be capitalized and become part of the applicable principal balance when such interest becomes payable by the Borrower or any of its subsidiaries to the Subordinated Creditor (the “Deferred Interest Payments”). The Deferred Interest Payments shall become due and payable by the Borrower (or, if applicable, its subsidiaries) to the Subordinated Creditor immediately after the occurrence of Full Payment.

5. Subject to Section 15, Subordinated Creditor may execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt in connection with any Insolvency Proceeding.

6. Subordinated Creditor shall promptly deliver to Senior Creditor in the form received (except for endorsement or assignment by Subordinated Creditor where required by Senior Creditor) for application to the Senior Debt any payment, distribution, security or proceeds received by Subordinated Creditor from Borrower or any other Person, or any asset thereof, with respect to the Subordinated Debt until Full Payment.

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7. In the event of any Insolvency Proceeding, Full Payment shall occur before any payment is made to or received by Subordinated Creditor with respect to the Subordinated Debt.

8. Senior Creditor and Borrower and its subsidiaries are authorized to modify or amend any of the Senior Loan Documents to which they are a party without prior notice to or the consent of Subordinated Creditor. Subordinated Creditor shall not be authorized to modify or amend any of the Subordinated Loan Documents without the prior written consent of Senior Creditor (other than to reduce the rate of interest or extend the time for payment).

9. This Agreement shall remain effective until Full Payment. If at any time after Full Payment any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including the bankruptcy of Borrower or any of its subsidiaries), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinated Creditor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Subordinated Creditor, Senior Creditor may take such actions with respect to the Senior Debt as Senior Creditor, in its sole discretion, may deem appropriate, including extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other Person. No such action or inaction shall impair or otherwise affect Senior Creditor’s rights hereunder.

10. Subordinated Creditor will not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Senior Debt or the Liens of Senior Creditor in respect of any of the Collateral or the provisions of this Agreement. Senior Creditor will not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Subordinated Debt or the Liens of Subordinated Creditor in respect of any of the Collateral or the provisions of this Agreement. Subordinated Creditor agrees that Subordinated Creditor will not take any action that would interfere with any exercise of rights or remedies undertaken by Senior Creditor under the Senior Loan Documents. Subordinated Creditor hereby waives any and all rights he may have as a junior creditor or otherwise to contest, protest, object to, or interfere with the manner in which Senior Creditor seeks to enforce its rights and remedies under the Senior Loan Documents, including enforcement of its Liens in any Collateral.

11. In the event that Senior Creditor releases or agrees to release any of its security interests in any portion of the Collateral on which Subordinated Creditor has a security interest or lien in connection with the sale or other disposition thereof, or any of such Collateral is sold or retained pursuant to a foreclosure or similar action, the liens and security interests of Subordinated Creditor on such Collateral shall be automatically released and Subordinated Creditor promptly shall execute and deliver to Senior Creditor or Borrower, as applicable, such termination statements, releases and other documents as Senior Creditor or Borrower may reasonably request to effectively confirm such release. In respect of, and to facilitate, the foregoing, to the extent that Subordinated Creditor fails or refuses to provide such lien releases within five (5) Business Days after being requested by Senior Creditor to do so, Senior Creditor shall be empowered (which power is coupled with an interest and is irrevocable for the terms of this Agreement), as Subordinated Creditor’s attorney in fact, to execute and deliver such lien releases for and on behalf of Subordinated Creditor in its name, and to bind Subordinated Creditor accordingly thereby.

12. Subordinated Creditor hereby waives any rights he/it may have under applicable law to assert the doctrine of marshaling or to otherwise require Senior Creditor to marshal any property of Borrower or any of its subsidiaries for the benefit of Subordinated Creditor or otherwise.

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13. Each of Borrower and Subordinated Creditor hereby represents and warrants that: (a) it has not relied nor will it rely on any representation or information of any nature made by or received from Senior Creditor relative to Borrower’s financial condition, or the existence, value or extent of any Collateral, in deciding to execute this Agreement; (b) no part of the Subordinated Debt is evidenced by any instrument, agreement or other document except the Subordinated Notes and the Subordinated Security Agreement; (c) Subordinated Creditor is the lawful owner of the Subordinated Debt, and the Subordinated Debt under the Subordinated Loan Documents identified in clause (b) above and the organizational documents of Borrower constitutes the only debt, liabilities or obligations owed by Borrower or any of its subsidiaries to Subordinated Creditor; and (e) Subordinated Creditor has not heretofore assigned or transferred any of the Subordinated Debt.

14. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding with respect to Borrower or any of its subsidiaries.

15. In the event of any Insolvency Proceeding with respect to Borrower or any of its subsidiaries:

15.1 Full Payment shall occur before any payment or distribution of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security (each, a “Distribution”) shall be made to Subordinated Creditor from or on account of Borrower, any other Person or any assets thereof on account of any Subordinated Debt.

15.2 Any Distribution that would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be delivered to Senior Creditor. Subordinated Creditor irrevocably authorizes, empowers, and directs any debtor, debtor-in-possession, receiver, trustee, liquidator, custodian or conservator, or other person having authority, to pay or otherwise deliver all such Distributions to Senior Creditor as set forth above. Subordinated Creditor also irrevocably authorizes and empowers Senior Creditor, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

15.3 Subordinated Creditor, agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of any portion of the Senior Debt or any liens or security interests securing any portion of the Senior Debt.

15.4 Subordinated Creditor agrees that Senior Creditor may consent to the use of cash collateral of, or provide debtor-in-possession financing to, Borrower or any of its subsidiaries on such terms and conditions and in such amounts as Senior Creditor, in its sole discretion, may decide and, in connection therewith, Borrower or any of its subsidiaries may grant (or continue to grant) to Senior Creditor liens and security interests upon all of the property of Borrower or any of its subsidiaries, which liens and security interests (a) shall secure payment of all Senior Debt owing to Senior Creditor (whether such Senior Debt arose prior to the commencement of such Insolvency Proceeding or at any time thereafter) and all other financing provided by Senior Creditor during such Insolvency Proceeding and (b) shall be superior in priority to all liens and security interests in favor of Subordinated Creditor on the property of Borrower or any of its subsidiaries. Subordinated Creditor agrees that he/it will not object to or oppose any such cash collateral usage, any debtor-in-possession financing or any sale or other disposition of any property securing all or any part of the Senior Debt free and clear of security interests, liens, or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if Senior Creditor has consented to such sale or disposition. Subordinated Creditor agrees not to assert any right he/it may have to “adequate protection” in such Insolvency Proceeding and agrees that he/it will not seek to have the automatic stay lifted in any Insolvency Proceeding. Subordinated Creditor agrees that he/it will not provide, or offer to provide, any debtor-in-possession financing to Borrower or any of its subsidiaries without the prior written consent of Senior Creditor.

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15.5 Subordinated Creditor agrees not to vote for any plan of reorganization that does not provide for the prior payment in full in cash of the Senior Debt or otherwise vote its claims or interests in such Insolvency Proceeding (including voting for, or supporting, confirmation of any plans of reorganization) in a manner that would be inconsistent with Subordinated Creditor’s covenants and agreements contained herein; provided that nothing herein shall prevent Subordinated Creditor from voting in a manner consistent with how Senior Creditor votes in such Insolvency Proceeding.

15.6 The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor and Subordinated Creditor even if all or part of the Senior Debt or the liens or security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated, or disallowed in connection with any such Insolvency Proceeding. This Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

15.7 The parties acknowledge and agree that (a) the claims and interests of Senior Creditor under the Senior Loan Documents are substantially different from the claims and interests of Subordinated Creditor under the Subordinated Debt Documents and (b) such claims and interests should be treated as separate classes for purposes of Section 1122 of the Bankruptcy Code.

16. If Subordinated Creditor has any claim against Borrower or any of its subsidiaries in any Insolvency Proceeding, Subordinated Creditor hereby irrevocably makes, constitutes and appoints Senior Creditor as Subordinated Creditor’s attorney in fact, and grants to Senior Creditor a power of attorney with full power of substitution, in the name of Subordinated Creditor or in the name of Senior Creditor, without notice to Subordinated Creditor, and authorizes Senior Creditor (a) to file, in the name of Subordinated Creditor, such claim on behalf of Subordinated Creditor, if Subordinated Creditor does not do so prior to 10 days before the expiration of the time to file claims in such proceeding and if Senior Creditor elects, in its sole discretion, to file such claim or claims, (b) to enforce such claim, either in its own name or in the name of Subordinated Creditor, by proof of claim, suit or otherwise, (c) to vote such claim to accept or reject any plan of reorganization, and (d) to take any other action in connection with any such Insolvency Proceeding that Subordinated Creditor would be authorized to take but for this Agreement, and any sums received by Senior Creditor in connection with such claim shall be applied to the Senior Debt. Senior Creditor shall remit to Subordinated Creditor any funds remaining after those sums have been so applied, to the extent permitted by applicable law or the proceedings governing any such bankruptcy. In no event shall Senior Creditor be liable to Subordinated Creditor for any failure to prove the Subordinated Debt, to exercise any right with respect thereto or to collect any sums payable thereon.

17. All notices, requests and other communications to or upon a party hereto shall be in writing (including electronic transmission or similar writing) and shall be given to such party at the address set forth in below or at such other address as such party may hereafter specify for the purpose of notice to Subordinated Creditor and Senior Creditor in accordance with the provisions of this Section 17:

If to Senior Creditor:	Empery Tax Efficient, LP
c/o Empery Asset Management, LP,
1 Rockefeller Plaza, Suite 1205
New York, NY 10020
Attn: Brett S. Director
Email: notices@emperyam.com

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with a copy to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn: Gregory Ruback, Esq.
Email: Gregory.Ruback@srz.com

If to Subordinated Creditor:	Ryan Drexler
[***]
[***]
Attn: Ryan Drexler
Email: ryan.drexler@musclepharm.com

Each such notice, request or other communication shall be effective (a) if given by mail, three Business Days after such communication is deposited in the U.S. Mail, with first class postage pre-paid, addressed to the noticed party at the address specified herein, (b) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (c) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (d) given by electronic mail, unless Senior Creditor otherwise prescribes, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, however, that if such electronic mail is not sent during the normal business hours of the recipient, such electronic mail shall be deemed to have been sent at the opening of business on the next business day for the recipient. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

18. This Agreement shall bind any successors or assignees of Subordinated Creditor and shall benefit any successors or assigns of Senior Creditor and Subordinated Creditor. This Agreement is solely for the benefit of Subordinated Creditor and Senior Creditor and not for the benefit of Borrower or any other Person. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Borrower or any of its subsidiaries shall include Borrower or any of its subsidiaries, as applicable, as debtor and debtor-in-possession and any receiver or trustee for Borrower or any of its subsidiaries (as the case may be) in any Insolvency Proceeding.

19. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that neither this Agreement, nor any part hereof, shall be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

20. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

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21. BORROWER AND SUBORDINATED CREDITOR HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO SENIOR CREDITOR’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. BORROWER AND SUBORDINATED CREDITOR EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER AND SUBORDINATED CREDITOR HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER AND SUBORDINATED CREDITOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER OR SUBORDINATED CREDITOR, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

22. BORROWER AND SUBORDINATED CREDITOR HEREBY WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. BORROWER AND SUBORDINATED CREDITOR HEREBY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER AND SUBORDINATED CREDITOR HEREBY WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

23. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. References in this Agreement to “Sections” shall be to the Sections of this Agreement unless otherwise specifically provided. All references in this Agreement to statutes shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Senior Loan Documents or the Subordinated Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof; to any Person means and includes the successors and permitted assigns of such Person; or to “including” shall be understood to mean “including, without limitation”. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” A breach, default or Event of Default (as defined in the Security Agreement) shall be deemed to exist at all times during the period commencing on the date that such breach, default or Event of Default occurs to the date on which such breach, default or Event of Default is waived in writing pursuant to the Senior Loan Documents.

24. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Subordinated Creditor is not relying on any representations by Senior Creditor in entering into this Agreement, and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by Subordinated Creditor and Senior Creditor, and, in the case of amendments or modifications that directly affect the rights or duties of Borrower, Borrower.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SUBORDINATED CREDITOR:

RYAN DREXLER

/s/ Ryan Drexler

SENIOR CREDITOR:

EMPERY TAX EFFICIENT, LP

By:	Empery Asset Management, LP, its authorized agent

By:	/s/ Brett Director
Name:	Brett Director
Title:	General Counsel of Empery Asset Management,
LP, its authorized agent

BORROWER:

MUSCLEPHARM CORPORATION

By:	/s/ Sabina Rizvi
Name:	Sabina Rizvi
Title:	President and Chief Financial Officer

Intercreditor and Subordination Agreement